EXHIBIT 99.1
Citizens, Inc. Reports First Quarter 2025 Financial Results

•Total revenues of $55.7 million in Q1 2025, from $57.7 million in Q1 2024
Adjusted total revenues of $58.5 million in Q1 2025, up from $56.7 million in Q1 2024
•$1.8 million loss before federal income tax in Q1 2025, from $4.9 million income in Q1 2024
Adjusted income before federal income tax of $1.1 million in Q1 2025, from $4.0 million in Q1 2024
•Book value per Class A share of $4.37 at March 31 2025, from $3.94 at March 31, 2024
Adjusted book value per Class A share of $6.12 at March 31, 2025, from $5.95 at March 31, 2024
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AUSTIN, TX – May 8, 2025 – Citizens, Inc. (NYSE: CIA), a leading diversified financial services company specializing in life, living benefits, and final expense insurance, today reported results for the first quarter ended March 31, 2025.

“We continue to deliver on our strategic commitments with our tenth consecutive quarter of year-over-year growth in first year premiums. Our new products and the expansion of our distribution channels led to not only this premium growth, but also our highest-ever total direct insurance in force of $5.28 billion. Our producing agents have increased by 50% since the first quarter of 2024 and we are excited about our Americas Growth Plan, which expands international presence by utilizing our current distributors,” said Jon Stenberg, President and Chief Executive Officer. “The investment in our strategic roadmap is designed to deliver clear growth for both premiums and adjusted book value per share. We remain fully committed to profitable growth and capital management, as evidenced by our positive net cash from operations annually since 2004.”

“We believe we’re well positioned to drive long-term value creation for our shareholders, supported by our robust global business model. Our competitive advantages in expanding niche markets globally, rapid sales force expansion, and expertise in profitable product development reinforces our outlook,” concluded Stenberg.

Recent Business Highlights
Record setting results and highlight accomplishments for Citizens, including:
•Highest-ever amount of total direct insurance in force - $5.28 billion of total direct insurance in force at March 31, 2025, up 5% compared to the same period in 2024, from sales of new products both domestically and internationally.
•Direct first year life and A&H premiums increased 49% in Q1 2025 compared to year-ago quarter.
•Renewal premium growth in Q1 2025, driven by strong first year sales in 2024 leading to higher number of policies paying renewal premiums in the first quarter of 2025.
•Record number of agents - increased global network of producing agents, up 50% since March 31, 2024 and up 16% since December 31, 2024.

First Quarter 2025 Financial Results
•Total revenues of $55.7 million in Q1 2025 from $57.7 million in the year-ago quarter. Adjusted total revenues, which excludes investment related gains (losses), of $58.5 million in Q1 2025, from $56.7 million in the year-ago quarter driven by an increase in life insurance premiums.
•Direct first year life and A&H premiums increased 49% in Q1 2025, driven by growth in both the domestic and international markets of our Life Insurance segment.
•$1.8 million loss before federal income tax in Q1 2025, from $4.9 million income in the year-ago quarter. The primary factors that impacted that change:
▪$3.9 million decrease, mostly non-cash, in investment related gains (losses) primarily related to a $3.1 million valuation write-down of investment in our BlackRock fund;
▪$1.4 million increase in other general expenses driven primarily by our entry into new markets.

▪total premium revenues increased by $1.1 million, more than offset by a $2.5 million increase in total insurance benefits paid or provided.
•Adjusted income before federal income tax of $1.1 million income in Q1 2025, from $4.0 million income in Q1 2024. Adjusted income before federal income tax excludes investment related gains (losses) and income from ceased property insurance business.
•Total assets of $1.7 billion, cash and cash equivalents of $18.4 million and no debt at March 31, 2025.
•Book value per Class A share of $4.37 increased 11% over the year-ago period. Book value per Class A share excluding accumulated other comprehensive income (loss) (AOCI) of $6.12 increased 3% over the year-ago period.

Total revenues of $55.7 million in the first quarter of 2025, declined from $57.7 million in the year-ago quarter. Excluding investment related gains (losses), adjusted total revenues of $58.5 million increased in the first quarter of 2025, from $56.7 million in the first quarter of 2024, driven by the increase in direct first year life and A&H premiums of 49% from the first quarter 2024, as well as increased renewal premiums in the Life Insurance segment. The increase in direct first year life and A&H premiums continued to be driven by our newer products and an increased number of producing agents. Direct renewal premiums were $33.5 million in the first quarter of 2025, compared to $33.1 million in the same year-ago period from strong sales in 2024 leading to a higher number of policies paying renewal premiums in the current period.

Total benefits and expenses increased to $57.4 million in the first quarter of 2025, from $52.8 million in the same year-ago quarter. The increase was primarily due to higher insurance benefits paid or provided due to maturing block of endowments and higher other general expenses associated with continued investment in the growth of our business and higher costs associated with our equity compensation program as a result of our stock price growth in the last year and additional participants.

Loss before federal income tax of $1.8 million in Q1 2025, from $4.9 million income in Q1 2024. Excluding investment related gains (losses) and discrete items, adjusted income before federal income tax was $1.1 million in Q1 2025, from $4.0 million income in Q1 2024. $2.9 million of the net investment related losses in Q1 2025 includes $3.1 million unrealized loss from the Company’s investment in BlackRock, Inc.’s Global Renewable Power Fund III.

Net loss for the first quarter of 2025 was $1.6 million, or $0.03 loss per fully diluted Class A share, from $4.5 million net income, or $0.09 income per fully diluted Class A share, in the prior year quarter. Adjusted after-tax operating income of $1.0 million, or $0.02 income per fully diluted Class A share, in Q1 2025, from $3.6 million income, or $0.07 income per fully diluted Class A share, in the year-ago quarter.

The definitions of Non-GAAP information and comparable GAAP information is included in the Explanatory Notes on Use of Non-GAAP Measures section and defines and reconciles measures not presented in accordance with generally accepted accounting principles (“GAAP”) (a “non-GAAP Financial Measure”).

Investments
Net investment income of $17.4 million for the first quarter of 2025 from $17.5 million in the same year-ago quarter. The average pre-tax yield on the investment portfolio was flat at 4.52% in the first quarter of 2025 from 4.59% in the same year-ago quarter.

The carrying value of the Company’s fixed maturity securities investment portfolio at March 31, 2025 was $1.2 billion, relatively the same as December 31, 2024.

Cash Flow
Positive net cash provided by operating activities was $0.7 million in Q1 2025. The Company has had positive net cash provided by operating activities annually since 2004. The Company had cash and cash equivalents of $18.4 million and no debt at March 31, 2025.

Upcoming Conference

Singular Research Virtual Conference on May 22, 2025
Singular Research will host a fireside chat webcast with Citizens management on May 22 at 2:00 ET, moderated by a Singular Research analyst. The live, interactive fireside chat webcast will be accessible on the Company's Investor Relations website under the Events tab HERE. The webcast will be archived on the website for future viewing.

About Citizens, Inc.

Citizens, Inc. (NYSE: CIA) is a diversified financial services company providing life, living benefits and final expense insurance and other financial products to individuals and small businesses in the U.S., Latin America, and Asia. Through its customer-centric growth strategy, Citizens offers innovative products to address the evolving needs of its customers in their native languages of English, Spanish, Portuguese, and Mandarin. The Company operates two primary segments: Life Insurance, where internationally the Company is a market leader in U.S. Dollar denominated life insurance and where it is growing in niche markets in the United States through its final expense products distributed through white-label and established distribution channels, and Home Service Insurance, which operates primarily in the U.S. Gulf coast region. For more information about Citizens, please visit the website at www.citizensinc.com and LinkedIn.

Explanatory Notes on Use of Non-GAAP Measures

In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), in this press release, the Company provides certain non-GAAP financial measures that we believe improves understanding of the underlying business trends. Adjustments to GAAP measures generally apply to discrete events and items not indicative to our operating trends.

Adjusted Revenues is a non-GAAP measure that excludes investment related gains (losses) from total revenues. Management believes the adjusted revenues metric is meaningful, as it allows investors to evaluate revenues generated by core business activities excluding items that are heavily impacted by investment market fluctuations.

Adjusted Income Before Federal Income Tax is a non-GAAP measure that is computed as pre-tax GAAP operating income with discrete adjustments that exclude investment related gains (losses), income (loss) from ceased businesses and other special items not indicative of operating trends. Management believes this metric is meaningful, as it allows investors to evaluate underlying profitability and enhances comparability across periods, by excluding items that are heavily impacted by investment market fluctuations and other economic factors that are not indicative of operating trends.

Adjusted After-Tax Operating Income is a non-GAAP measure that is derived by excluding the tax effected Adjusted Income Before Federal Income Tax adjustments described above. The provision for income tax related to adjusted after-tax income is calculated using our effective tax rate.

Adjusted Earnings Per Share of Class A Common Stock Basic and Diluted is a non-GAAP measure that is defined as adjusted earnings for the period divided by the weighted average number of basic and fully diluted shares of common stock outstanding for the period.

Adjusted Book Value Per Class A Common Share is a non-GAAP measure that is calculated by dividing actual Class A common stockholders’ equity, excluding AOCI, by the number of Class A common shares outstanding at the end of the period. Management believes this metric is meaningful, as it allows investors to evaluate underlying book value growth by excluding the impact of interest rate volatility.

Selected Consolidated Financial Data

As of and for the periods ended	Three Months Ended March 31,
(In thousands, except per share data)	2025	2024
Balance sheet data
Total assets	$1,702,204	1,665,663
Total liabilities	1,484,065	1,470,480
Total stockholders' equity	218,139	195,183
Total direct insurance in force	5,282,585	5,020,079

Operating items
Insurance premiums	$39,797	38,673
Net investment income	17,377	17,487
Investment related gains (losses), net	(2,894)	963
Total revenues	55,652	57,712

Claims and surrenders	40,098	33,113
Other general expenses	12,693	11,338
Total benefits and expenses	57,439	52,787

Income (loss) before federal income tax	(1,787)	4,925
Federal income tax expense (benefit)	(164)	383
Net income (loss)	(1,623)	4,542

Per share data
Book value per share	$4.37	3.94
Diluted income (loss) per Class A share	(0.03)	0.09

Definition of Reported Segments
The Company is comprised of two operating business segments and other non-insurance enterprises as detailed below. The insurance operations are the Company's primary focus and are the lead income generators of the business.

Life Insurance – Internationally, our Life Insurance segment issues U.S. dollar-denominated ordinary whole life insurance and endowment policies predominantly to non-U.S. residents located principally in Latin America and the Pacific Rim. Domestically, we are licensed in 43 U.S. states and sell whole life final expense insurance and life insurance with living benefits and critical illness products. All our products in this segment are sold through independent agents.

Home Service Insurance – The Home Service Insurance segment provides final expense life insurance policies marketed to middle- and lower-income households, and whole life products with higher allowable face values in Louisiana, Mississippi, and Arkansas. These products are sold through independent agents and funeral homes.

Selected Segment Financial Data

As of and for the periods ended	Three Months Ended March 31,
(In thousands)	2025	2024
LIFE INSURANCE SEGMENT
Balance sheet data
Total assets	$1,303,166	1,270,247

Operating items
Insurance premiums	$29,154	27,861
Net investment income	13,512	13,686
Investment related gains (losses), net	(2,747)	1,086
Total revenues	41,291	43,139

Claims and surrenders	34,142	27,364
Total benefits and expenses	41,048	37,339

Income (loss) before federal income tax	243	5,800

HOME SERVICE INSURANCE SEGMENT
Balance sheet data
Total assets	$364,038	359,740

Operating items
Insurance premiums	10,643	10,812
Net investment income	3,678	3,537
Investment related gains (losses), net	(148)	(91)
Total revenues	14,173	14,258

Claims and surrenders	5,956	5,749
Total benefits and expenses	14,053	13,635

Income (loss) before federal income tax	120	623

GAAP to Non-GAAP Reconciliations

Reconciliation of Adjusted Total Revenues

For the periods ended	Three Months Ended March 31,
Unaudited (In thousands)	2025	2024
Total revenues	$55,652	57,712
Less:
Investment related gains (losses)	(2,894)	963
Adjusted total revenues	$58,546	56,749

Reconciliation of Adjusted Income Before Federal Income Tax

For the periods ended	Three Months Ended March 31,
Unaudited (In thousands)	2025	2024
Income (loss) before federal income tax	$(1,787)	4,925
Less:
Investment related gains (losses)	(2,894)	963
Property insurance business income (loss)	—	5
Adjusted income before federal income tax	$1,107	3,957

Reconciliation of Adjusted After-Tax Operating Income

For the periods ended	Three Months Ended March 31,
Unaudited (In thousands)	2025	2024
Net income (loss)	$(1,623)	4,542
Less:
Investment related gains (losses)	(2,894)	963
Property insurance business income (loss)	—	5
Income tax impact	266	(75)
Adjusted after-tax operating income	$1,005	3,649

Reconciliation of Adjusted Earnings Per Class A Common Share

For the periods ended	Three Months Ended March 31,
Unaudited (In thousands, except per share amounts)	2025	2024
Basic and diluted adjusted earnings per share:
Numerator:
Adjusted after-tax operating income	$1,005	3,649
Adjusted after-tax operating income allocated to Class A common stock	$1,005	3,649

Denominator:
Weighted average shares of Class A outstanding - basic	49,908	49,564
Weighted average shares of Class A outstanding - diluted	50,912	50,561

Basic and diluted adjusted earnings per share of Class A common stock	$0.02	0.07

Reconciliation of Stockholders' Equity and Book Value per Class A Common Share

	As of March 31,
Unaudited (In thousands, except per share data)	2025	2024
Stockholders' equity, end of period	$218,139	195,183
Less: Accumulated other comprehensive income (loss) (AOCI)	(87,074)	(99,770)
Stockholders' equity, end of period, excluding AOCI	$305,213	294,953

Book value per Class A common share - diluted	$4.37	3.94
Less: Per share impact of AOCI	(1.75)	(2.01)
Book value per Class A common share - diluted, excluding AOCI	$6.12	5.95

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "believe," "project," "intends," "continue" or comparable words. Such forward-looking statements may relate to the Company’s expectations regarding its business performance, operational strategy, capital expenditures, technological changes, regulatory actions, and other financial and operational measures. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risk factors discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company's expectations. Accordingly, you should not unduly rely on these forward-looking statements. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.

Citizens, Inc. Investor Relations Contacts
Darrow Associates Investor Relations
Jeff Christensen and Matt Kreps
Email: CIA@darrowir.com (Jeff and Matt)
Phone: 703-297-6917 (Jeff) and 214-597-8200 (Matt)